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                                                                    Exhibit 23.1





The Board of Directors of A. Ahlstrom Corporation:

We consent to the incorporation by reference in the registration statements (No.'s 2-91384, 33-34694, 33-40878 and 33-59739) on Form S-8 of Foster Wheeler
Corporation of our report dated October 5, 1995, with respect to the combined statement of assets and liabilities of Ahlstrom Pyropower as of December 31, 1994, and the related combined statements of revenues and expenses and cash flows for the year then ended, which report appears in the Form 8-K of Foster Wheeler Corporation dated October 12, 1995.

                                  Helsinki, Finland, October 12, 1995


                                  KPMG WIDERI OY AB


                                  /s/  Eric Haglund

                                  Eric Haglund
                                  Authorized Public Accountant